Exhibit 99.1

EMSC News

CONTACT:	Deborah Hileman
Vice President, Corporate Communications & Investor Relations
303-495-1210
Deborah.hileman@emsc.net

EMERGENCY MEDICAL SERVICES COMPLETES ACQUISITION OF
CLINICAL STAFFING SOLUTIONS; ANNOUNCES PARTICIPATION IN
CREDIT SUISSE INVESTOR CONFERENCE NOV. 16

GREENWOOD VILLAGE, Colo.—November 13, 2006— Emergency Medical Services Corporation (NYSE: EMS) (“the Company”) announced today that its emergency department management services operation (EmCare) has completed its acquisition of Clinical Staffing Solutions (CSS).  Based in Newton Square, PA, CSS physicians provide hospitalist and specialty unit coverage at 25 programs in 14 hospitals or outpatient facilities in Pennsylvania and New Jersey.

When the acquisition was announced, William A. Sanger, EMSC Chairman and CEO said, “We are excited about the addition of CSS to EmCare’s inpatient services division.  Their stellar growth and industry-leading operating margins will help to position EmCare to leverage increasing demand for inpatient management services in hospitals across the country.”

The Company estimates that the acquisition will contribute approximately $16 million in annual net revenues on $23 million of annual gross revenues.

Credit Suisse Investor Conference November 16

The Company announced that its management would give a presentation on the Company, followed by a question and answer session, at the Credit Suisse Investor Conference, at 3:30 p.m. Mountain Standard time,  November 16, 2006, in Phoenix, AZ.

About Emergency Medical Services Corporation

Emergency Medical Services Corporation® (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings, Inc. (EmCare), the Company’s emergency department and hospital-based management services segment. AMR is the leading provider of ambulance services in the United States.

EMSC, November 13, 2006, Page 2

EmCare is the nation’s leading provider of outsourced emergency department staffing and related management services. In 2005, EMSC provided services to nearly 9 million patients in more than 2,000 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado.

About EmCare, Inc.

EmCare, Inc. and the physician groups operating under the EmCare® brand are leading providers of outsourced emergency department staffing and related management services to healthcare facilities in the United States. In addition, EmCare has become one of the country’s leading providers of hospitalist services. EmCare has more than 340 exclusive contracts with hospitals and independent physician groups to provide emergency department, hospitalist and radiology staffing, management and other administrative services.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements.  Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K. Among the factors that could cause future results to differ materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; and the loss of existing contracts and the accuracy of our assessment of costs under new contracts.

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